UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 18, 2008

Lakeland Industries, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York  11779-7410
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (631) 981-9700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2008, Lakeland Industries, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Christopher J. Ryan, the Chief Executive Officer of the Company.  The term of the Agreement is two years, from April 13, 2008 through April 13, 2010.

During the term of the Agreement, Mr. Ryan will receive an annual base salary of $400,000 between April 11, 2008 and April 11, 2010, which shall be paid in equal or substantially equal semi-monthly installments (i.e. $16,666.67 semi-monthly).  During the Term of this Agreement, the Annual Base Salary payable to the Executive shall be reviewed at least annually and may be increased at the sole discretion of the Compensation Committee of the Board but shall not be reduced.

In addition to Annual Base Salary, the Executive shall be awarded the opportunity to earn an incentive bonus on an annual basis (“Incentive Bonus”) under an incentive compensation plan to be determined by the Compensation Committee of the Board (and attached hereto as Exhibit 1).  During the Term of this Agreement, the annual Incentive Bonus which the Executive will have the opportunity to earn shall be reviewed at least annually and be increased at the discretion of the Compensation Committee of the Board.

The Company can terminate Mr. Ryan’s employment for “cause,”, in which case, within 30 days of such termination, he will be entitled to: (1) the Executive’s Annual Base Salary through the Date of Termination to the extent not previously paid, (2) the accrued benefit payable to the Executive under any deferred compensation plan, program or arrangement in which the Executive is a participant subject to the computation of benefits provisions of such plan, program or arrangement, and (3) any accrued vacation pay; in each case to the extent not previously paid (the “Accrued Obligation”).

If the Company terminates Mr. Ryan’s employment “without cause the Executive shall be entitled to the payment of the benefits provided below as of the Date of Termination:

Accrued Obligations.  Within thirty (30) days after the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive’s Annual Base Salary through the Date of Termination to the extent not previously paid, (2) the accrued benefit payable to the Executive under any deferred compensation plan, program or arrangement in which the Executive is a participant subject to the computation of benefits provisions of such plan, program or arrangement, and (3) any accrued vacation pay; in each case to the extent not previously paid (the “Accrued Obligation”).

In addition, on the date that Incentive Bonuses are paid to other peer executives for the year in which the Executive’s employment is terminated, the Executive will be paid an amount equal to the product of the Current Target Bonus multiplied by a fraction, the numerator of which is the number of days during the fiscal year for which the Incentive Bonus is paid prior to the Date of Termination and denominator of which is 365.  For purposes of this Agreement, the term “Current Target Bonus” means the Incentive Bonus that would have been paid to the Executive for the fiscal year in which the termination of employment occurred, if the Executive’s employment had not been so terminated and the Executive had earned 100% of the Incentive Bonus that he could have earned for that year.

Annual Base Salary and Target Bonus Continuation.  For the remainder of the Employment Period, the Company shall pay to the Executive, the Executive’s then-current Annual Base Salary and Current Target Bonus as would have been paid to the Executive had the Executive remained in the Company’s employ throughout the Employment Period; provided that in all cases the Executive shall receive, at minimum, the then-current Annual Base Salary and Current Target Bonus for the remainder of the Employment Period, or for a period beginning on the Date of Termination and ending one year thereafter, whichever is longer.  The Company at any time may elect to pay the balance of such payments then remaining in a lump sum, in which case the total of such payments shall be discounted to present value on the basis of the applicable Federal short-term monthly rate as determined according to Code Section 1274 (s) for the month in which the Executive’s Date of Termination occurred.

Medical and Health Benefit Continuation.  For a period of two years beginning on the Date of Termination, the Company shall continue medical and health benefits to the Executive and/or the Executive’s family at least equal to those which would have been provided to them if the Executive’s employment had not been terminated, in accordance with the plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical or health benefits under another employer-provided plan, the medical and health benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.  In the event Executive is able to obtain medical and health care coverage from a third party for the duration of such coverage period that is at least as good in all material respects as that described in the immediately preceding sentence, Executive agrees to accept, in lieu of such Company provided medical and health benefits, a lump sum cash payment in an amount equal in value to the entire cost to Executive on an after-tax basis of such alternate medical and health care coverage.

Other Benefits. To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive’s family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive’s family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families (“Other Benefits”).

The foregoing brief summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 18, 2008, the Board of Directors of Lakeland Industries, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”).  The amendments to the Bylaws were effective on June 18, 2008. Among the amendments to the Bylaws are the following:

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Lost stock certificates. Section 1 of Article I was amended to add a new subsection (c) to provide that in the case of lost stock certificates, a new certificate or certificates shall be issued in place of any certificate or certificates previously issued by the Company that have been alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  In such a case, the Company may require, as a condition precedent to the issuance of a new certificate or certificates, that the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, advertise the same in such manner as it shall require or provide the Company with a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed.

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Record date for corporate actions by written consent. Section 4 of Article I was amended to add a new subsection (c) to provide a procedure for setting the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting.  Pursuant to this new subsection  (c), any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Company, request that a record date be fixed for such purpose. The Board of Directors may then fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Company receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Company in compliance with Section 4 of the Bylaws unless prior action by the Board of Directors is required under the Delaware General Corporation Law (the “DGCL”), in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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Place of stockholders’ meetings.  Subsection (b) of Section 6 of Article I was amended to conform such subsection to the current provisions of Section 211 of the DGCL as amended by the Technology Amendments to the DGCL which were adopted by the Delaware legislature and made effective July 1, 2000 (the “DGCL Technology Amendments”).  As amended by the DGCL Technology Amendments, Section 211 of the DGCL allows stockholder meetings to be held entirely by remote communication, without a venue for physical attendance, is so determined by the Board of Directors.  Accordingly, subsection (b) of Section 6 of Article I, as amended, provides that the Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL.

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Notices.  Subsection (d) of Section 6 of Article I was amended to conform the provisions of such subsection relating to notice of stockholders’ meetings to the current provisions of Section 222 of the DGCL as amended by the DGCL Technology Amendments which requires that such notice specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.

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Waivers of notices of stockholders’ meetings.  Subsection (d) of Section 6 of Article I was also amended to conform the provisions of such subsection relating to waivers of notice of stockholders’ meetings to the current provisions of Section 229 of the DGCL as amended by the DGCL Technology Amendments which permits stockholders to waive notice of a stockholders’ meeting either by a signed writing or by electronic transmission.

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Stockholder list.  Subsection (e) of Section 6 of Article I was amended to conform such subsection to the current provisions of Section 219 of the DGCL as amended by the DGCL Technology Amendments. The DGCL Technology Amendments to Section 219 eliminated the requirements that a list of stockholders be available either at a place within the city where the meeting of stockholders is to be held or at the place of the meeting for ten (10) days prior to the meeting, and substituted a requirement that the list either be made available on an electronic network or at the Company’s principal place of business for ten (10) days prior to the meeting.  The DGCL Technology Amendments to Section 219 of the DGCL also provide that, in the case of a meeting of stockholders held without a physical location, the list must be made available on an electronic network.

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Conduct of stockholders’ meetings. Subsection (f) of Section 6 of Article I was amended to add a new numbered subsection thereunder to provide that the Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  In addition, such new subsection provides that, subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting.  Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation (A) the establishment of an agenda for the meeting, (B) restricting admission to the time set for the commencement of the meeting, (C) limiting attendance at the meeting to stockholders of record of the Company entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (D) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether her or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder, (E) limiting the time allotted to questions or comments by participants, (F) determining when the polls should be opened and closed for voting, (G) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (H) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (I) recessing or adjourning the meeting to a later date, time and place announced at the meeting by the chairman, and (J) complying with any state and local laws and regulations concerning safety and security.

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Proxy representation. Subsection (g) of Section 6 of Article I was amended to conform such subsection to the current provisions of Section 212(b) of the DGCL as amended by the DGCL Technology Amendments. The DGCL Technology Amendments to Section 212(b) specifically authorizes the creation of a proxy relationship by telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

•	Inspectors of election. Subsection (h) of Section 6 of Article I was amended to provide that the person or persons appointed or designated, if any, to serve as the inspector or inspectors of election at a meeting of stockholders shall: (A) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (B) receive votes, ballots or consents; (C) hear and determine all challenges and questions in any way arising in connection with the right to vote; (D) on request of the person presiding at the meeting, make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them; (E) retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (F) count and tabulate all votes, ballots or consents; (G) determine when the polls shall close; (H) certify their determination of the number of shares of capital stock of the Company represented at the meeting and their count of all votes, ballots or consents; and (I) do any other acts that may be necessary or proper to conduct the election or vote with fairness to all stockholders.

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Advance notice of stockholder proposals to be brought before a annual meeting of stockholders.  Section 6 of Article I was amended to add a new subsection (k) to require stockholders intending to bring a proposal before the annual meeting of stockholders to first provide the Company with a timely and proper advance notice of such stockholder proposal in accordance with the requirements of Section 6(k).  Pursuant to Section 6(k), for business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and such stockholder (i) must be a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, (iii) must comply with the notice procedures set forth in Section 6(k), and (iv) must give timely notice thereof in proper written form to the Secretary of the Company.

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To be timely, a stockholder's notice of his or her intention to bring a proposal before the annual meeting of stockholders must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii)

the receipt by such stockholder of actual notice of the date of such annual meeting.

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In addition to being timely, the stockholder's notice must be in proper written form and contain the information called for by new Section 6(k) including, but not limited to (i) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address, as they appear on the Company stock ledger, of such stockholder and the name and address of any Stockholder Associated Person (as defined below), (iv) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (v) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person, and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, (vi) any material interest of such stockholder and/or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (vii) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies in support of such proposal, (viii) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (ix) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (x) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (xi) in the event that such business includes a proposal to amend the Certificate of Incorporation and/or the Bylaws of the Company, the language of the proposed amendment, and (xii) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, as would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder.

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For purposes of the Bylaws, Stockholder Associated Person of any stockholder is defined as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

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Advance notice of stockholder nominations to made at an annual meeting of stockholders.  Section 6 of Article I was amended to add a new subsection (l) to require stockholders intending to nominate candidates for election to the Board of Directors at an annual meeting of stockholders to first provide the Company with a timely and proper notice of such nomination in accordance with the requirements of Section 6(l).  Pursuant to Section 6(l), nominations of candidates for the election of directors at an annual meeting of stockholders may be made by any stockholder of the Company (a) who is a stockholder of record on the date of the giving of the notice of nomination, on the record date for the determination of the stockholders entitled to vote at such annual meeting and at the time of the annual meeting of stockholders, (b) who is entitled to vote at the meeting for the election of directors, and (c) who complies with the notice procedures set forth in Section 6(l).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

•	To be timely, a stockholder's notice of his or her intention to make a nomination of a candidate for election to the Company’s Board of Directors at an annual meeting of stockholders must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.

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To be in proper written form, a stockholder's notice of nomination to the Secretary shall set forth in writing as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation and employment of the person, (c) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (d) the person’s executed written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, (f) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person proposed as a nominee and/or (2) otherwise to solicit proxies in support of the election of such person, and (g) a written statement executed by the person acknowledging that, as a director of the Company, he or she will owe fiduciary duties, under the DGCL, exclusively to the Company and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders.

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To be in proper written form, a stockholder's notice of nomination to the Secretary shall also set forth in writing as to the stockholder giving the notice (a) the name and record address of such stockholder, as they appear on the Company's stock ledger, and the name and address of any Stockholder Associated Person, (b) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (d) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (e) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (f) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (g) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, and (h) any other information relating to such stockholder, in his or her capacity as a proponent of a stockholder nomination, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

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Advance notice of stockholder nominations to made at a special meeting of stockholders.  Section 6 of Article I was amended to add a new subsection (m) to require stockholders intending to nominate candidates for election to the Board of Directors at a special meeting of stockholders to first provide the Company with a timely and proper notice of such nomination in accordance with the requirements of Section 6(m).  Pursuant to Section 6(m), provided that the Board of Directors has determined that directors shall be elected at such special meeting, a stockholder may nominate candidates for election to the Board of Directors at such special meeting if such stockholder (a) is a stockholder of record at the time of giving of notice provided for in Section 6(m), (b) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such special meeting, (c) is a stockholder of record at the time of such special meeting, and (d) complies with the notice procedures set forth in Section 6(m), including the delivery of a timely and proper notice of nomination.

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To be timely, the stockholder’s notice of nomination with respect to a special meeting must be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting and the day on which such public disclosure is first made by the Company.

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To be in proper written form, a stockholder's notice of nomination with respect to a special meeting shall set forth in writing as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation and employment of the person, (c) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (d) the person’s executed written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, (f) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the person proposed as a nominee and/or (2) otherwise to solicit proxies in support of the election of such person, and (g) a written statement executed by the person acknowledging that, as a director of the Company, he or she will owe fiduciary duties, under the DGCL, exclusively to the Company and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders.

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To be in proper written form, a stockholder's notice of nomination with respect to a special meeting shall also set forth in writing as to the stockholder giving the notice (a) the name and record address of such stockholder, as they appear on the Company's stock ledger, and the name and address of any Stockholder Associated Person, (b) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (d) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (e) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (f) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (g) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Company, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange

Act, and (h) any other information relating to such stockholder, in his or her capacity as a proponent of a stockholder nomination, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

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Consent of stockholders in lieu of meetings.  Section 7 of Article I was amended to add a new subsection (c) to conform Section 7 to the current provisions of Section 228(f) of the DGCL as amended by the DGCL Technology Amendments which permits electronically transmitted consents.

•	Qualifications of directors. Section 2 of Article II was amended to provide that a director of the Company must be ay least twenty-one (21) years of age.

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Number of directors. Section 2 of Article II was amended to provide that the Board of Directors shall consist of not less than five (5) nor more than seven (7) members, the exact number of which shall be fixed from time to time by action of the Board of Directors.

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Notice of meetings of directors. Subsection (d) of Section 4 of Article II was amended to permit notice of special meetings of directors to be given orally, in writing, by telephone, facsimile, telegraph, telex, electronic mail or any form of electronic transmission

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Waiver of notice of meetings of directors. Subsection (d) of Section 4 of Article II was also amended to permit directors to waive notice of a special meeting of directors either in a signed writing or by electronic transmission.

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Action by directors without a meeting.  Section 8 of Article II was amended to conform such section to the current provisions of Section 141(f) of the DGCL as amended by the DGCL Technology Amendments which permits actions by written consent to be taken by electronic transmission.

•
Resignations of directors.  Article II was amended to add a new Section 9 with respect to director resignations and the effective time of such resignations.  The new Section 9 also implements the DGCL Technology Amendments to Section 141(b) of the DGCL which provides that a director may submit his or her resignation  by electronic transmission.

•
Removal of directors.  Section 5 of Article II was amended to provide that any or all of the directors may be removed from office at any time but only for cause and only by either (i) the affirmative vote of the holders of sixty six and two-thirds percent (66.67%) of the voting power of all of the shares of the

Company entitled to vote for the election of directors at any annual or special meeting of the stockholders, provided that notice of the proposed removal is included in the notice of the meeting at which such action takes place, or (ii) the affirmative vote of sixty six and two-thirds percent (66.67%) of the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of the proposed removal is included in the notice of the meeting at which such action takes place and such notice is not given less than two (2) business days prior to the meeting.

•
Vacancies on the Board of Directors.  Section 10 of Article II was amended to provide that, subject to the rights of the holders of any series of preferred stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors, shall only be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose.

•
Vote required for future amendments to the Bylaws. Article VI was amended to increase the requisite vote needed to amend the Bylaws, whether the Bylaws are being amended by the Board of Directors or the Company’s stockholders.  If the Bylaws are being amended by the stockholders, they may only be amended, altered, rescinded or repealed by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66.67%) of the voting power of all of the shares of the Company entitled to vote at any annual or special meeting of the stockholders, provided that notice of such proposed amendment, alteration, rescission or repeal is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor for any rescission or repeal.   If the Bylaws are being amended by the Board of Directors, they can only be amended, altered, rescinded or repealed by the affirmative vote of not less than a two-thirds majority of the Board of Directors at any regular or special meeting of the Board of Directors provided that notice of such proposed alteration, amendment, rescission or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor for any rescission or repeal.

•
Indemnification of directors and officers.  A new Article VII was added to the Bylaws to provide that the Company shall provide indemnification, in among other situations, to any person who was or is a party or is threatened to be made a party to, or is involved in or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company on as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

•
Advancement of expenses.  The newly-added Article VII also provides that the Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified by the Company pursuant to Article VII of the Bylaws or otherwise.

In addition to the foregoing, there are various other “clean-up” changes including, but not limited to, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and capitalization of defined terms.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified by reference to the complete text of the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.1 and which is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

As discussed above, on June 18, 2008, the Board of Directors of the Company adopted various amendments to the Bylaws.  Included among such amendments to the Bylaws are amendments requiring stockholders intending to (i) nominate persons for election to the Company’s Board of Directors at a meeting of stockholders, or (ii) bring other business before a meeting of stockholders (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act) to provide the Company with timely and proper notice of such intention.

Pursuant to the Bylaws, in order for a stockholder to bring a proposal (other than proposals sought to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act) before, or make a nomination at, the Company’s 2009 annual meeting of stockholders, such stockholder must deliver a written notice of notice of such proposal and/or nomination to, or it must be mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779, no earlier than January 20, 2009, and not later than the close of business on February 19, 2009.  In the event that the Company’s 2009 annual meeting of stockholders is called for a date that is that is more than thirty (30) calendar days earlier than June 18, 2009 or more than sixty (60) calendar days later than June 18, 2009, then written notice of such proposal and/or nomination by the stockholder must be delivered to, or it must be mailed and received by, the Secretary at the principal executive offices of the Company no earlier than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of the 2009 annual meeting of stockholders is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.  For purposes of the foregoing, public disclosure includes a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice provided to the Nasdaq Global Market.

The amendments to the Bylaws discussed herein do not affect the deadlines for stockholder proposals sought to be included in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act.  Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals may be included in the Company’s proxy materials for consideration at the 2009 annual meeting of stockholders so long as they are provided to the Company on a timely basis and satisfy the requirements and conditions set forth in Rule 14a-8 of Exchange Act. For a stockholder proposal to be included in the Company’s proxy materials for its 2009 annual meeting of stockholders, the proposal must be submitted in writing and delivered to, or mailed to and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, located at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779, no later than the close of business on January 20, 2009.

The foregoing description of the applicable notice deadlines that must be met by stockholders intending to nominate a candidate for election to the Company’s Board of Directors at, or bring a proposal before, the Company’s 2009 annual meeting of stockholders does not purport to be a complete description of the advance notice and advance nomination provisions contained in the Bylaws and such description is qualified by reference to the complete text of the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.1 and which is incorporated herein by reference in its entirety.  In addition to the requirement that the notice by the stockholder be timely, the Bylaws contain additional requirements with respect to advance notice of stockholder proposals and/or director nominations, including, but not limited to, who is eligible to provide such notices and what constitutes a proper form of notice of a nomination of a candidate for election to the Board of Directors and/or a stockholder proposal.  Accordingly, stockholders are urged to read the complete text of the advance notice and advance nomination provisions contained or referenced in subsections (k) – (m) of Section 6 of Article I of the Bylaws.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Lakeland’s Restated Certificate of Incorporation.
The Board of Directors recommended in its May 16, 2008 Proxy to Shareholders that Lakeland’s Restated Certificate of Incorporation be amended to repeal the supermajority voting requirements contained in Article TWELFTH that are applicable to the approval of certain business combinations.  Article TWELFTH of Lakeland’s Restated Certificate of Incorporation formerly required a 66 2/3% supermajority vote of the outstanding shares of Lakeland’s common stock for the approval of certain business combinations with persons who beneficially owned more than five percent (5%) of Lakeland’s common stock (each, a “Related Person”), unless the transaction was approved by the affirmative vote of 66 2/3% of the directors who were directors prior to the acquisition of the more than five percent (5%) beneficial ownership by such Related Persons.

Supermajority voting requirements, like those contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation, applicable to the approval of certain business combinations, are a form of anti-takeover measure designed to help companies defend against and inhibit abusive conduct on the part of a potential acquirer and are intended to protect stockholders against practices that do not treat all stockholders fairly and equally, including, among other types of transactions, inadequate or coercive, two-tiered tender offers and self-dealing transactions.  In a coercive, two-tiered tender offer, a potential acquirer will offer one price for the shares needed to gain a “toehold” or control of a target company and then offer a lower price or other less favorable consideration for the remaining shares, thereby creating pressure for stockholders to tender their shares for the tender offer price, regardless of their value.

Accordingly, Lakeland’s supermajority voting requirements applicable to business combinations were designed to provide safeguards to:

(i)     ensure that a proposal from a Related Person expected to result in a business combination would have to be scrutinized and approved by the disinterested directors on the Lakeland Board;

(ii)     encourage a potential acquirer, considering an unsolicited bid to acquire Lakeland, to negotiate with the Lakeland Board in arm’s-length discussions;

(iii)    preserve the ability of the Lakeland Board to properly evaluate an acquisition offer and determine whether such an offer reflects the full value of Lakeland and is fair to, and in the best interests of, all stockholders;

(iv)    enhance negotiating leverage of the Lakeland Board to engage in discussions with a potential acquirer; and

(v)     protect Lakeland’s stockholders from the use of unfair, abusive and coercive takeover tactics.

Section 203 of the Delaware General Corporation Law ("DGCL") contains provisions that provide similar protection to those provided by Article TWELFTH of Lakeland’s Restated Certificate of Incorporation.  Section 203 of the DGCL was enacted in 1988.  Accordingly, when the supermajority voting requirement for the approval of certain business combinations that is now contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation was adopted in 1986, Section 203 of the DGCL had not yet been enacted.

The Lakeland Board considered the protection afforded by Section 203 of the DGCL as compared to that provided by the supermajority voting requirements contained in Article TWELFTH of Lakeland’s Restated Certificate of Incorporation and concluded that the protection afforded by Section 203 is sufficient, and that a separate protective provision in Lakeland’s Restated Certificate of Incorporation is no longer necessary. The Lakeland Board still believes that the supermajority voting requirements contained in Lakeland’s Restated Certificate of Incorporation provide some protection against self-interested actions by one or a few large stockholders and encourage persons considering unsolicited acquisition bids for Lakeland to negotiate with the Lakeland Board to reach terms that are fair to, and in the best interest of, all stockholders.  However, the Lakeland Board believes that notwithstanding the safeguards provided by the supermajority voting requirements, they can be eliminated without posing unacceptable risks to Lakeland’s stockholders.

The Lakeland Board recognizes the growing public sentiment that suggests that supermajority voting requirements applicable to business combinations conflict with principles of good corporate governance and that their elimination would increase the Lakeland Board’s accountability to its stockholders.  The Lakeland Board considered the views of some investors that supermajority voting requirements limit the ability of stockholders to participate effectively in corporate governance.  According to such views, the requirement of a supermajority vote can limit the ability of a majority of the stockholders at any particular time to effect change by, in effect, providing a veto to a large minority stockholder or group of stockholders.   Accordingly, that view holds that a lower threshold for stockholder votes can increase stockholders’ ability to participate effectively in corporate governance.

The Lakeland Board also considered the potential effect that supermajority voting requirements applicable to business combinations could have in hindering or discouraging potential acquirers that would otherwise consider acquiring Lakeland pursuant to a transaction that could potentially be in the best interests of, and at a price that is fair to and maximizes value for, our stockholders.  As the Lakeland Board is committed to acting, at all times, in the best interests of all of Lakeland’s stockholders, and to continuing to enhance, grow and maximize stockholder value, the Lakeland

Board believes that continuing to include supermajority voting requirements in the Restated Certificate of Incorporation with respect to business combination transactions would be inconsistent with the Lakeland Board’s guiding principle of maximizing stockholder value.

Weighing the various considerations discussed above, the Lakeland Board, after consultation with its Nominating and Governance Committee, adopted resolutions approving and declaring advisable, and in the best interests of Lakeland’s stockholders, and recommended for stockholder approval, the proposed amendments to Lakeland’s Restated Certificate of Incorporation to repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation and to conform Article ELEVENTH thereof to reflect the repeal of Article TWELFTH and, accordingly, eliminate the supermajority voting requirement of Article ELEVENTH applicable to amendments to Article TWELFTH.

The Lakeland Board’s proposal, reduced the stockholder approval threshold for the approval of all business combinations, including business combinations with Related Persons, to a simple majority vote of Lakeland’s outstanding shares, subject to Section 203 of the DGCL.  Attached to this Form 8-K as Exhibit 5.03 is a marked version of Articles ELEVENTH and TWELFTH of Lakeland’s Restated Certificate of Incorporation, which reflects these proposed changes, with deletions indicated by strikeouts, and additions indicated by underlining (the “Simple Majority Vote Amendments”).  The description of the Simple Majority Vote Amendments contained in this Form 8-K is only a summary of the material terms and provisions of the Simple Majority Vote Amendments and, accordingly, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such amendments contained in Exhibit 5.03.

The Repeal of the Supermajority Voting Requirements for the Approval of Certain Business Combinations

Article TWELFTH of Lakeland’s Certificate of Incorporation required the affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland common stock to approve certain business transactions involving Lakeland and a Related Person.  The Simple Majority Vote Amendments repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation in its entirety.  The restrictions contained in Article TWELFTH apply to the following transactions between a Related Person and Lakeland:

(1)          A merger or consolidation;

(2)          Any sale or exchange of all or a substantial part (more than ten percent (10%)) of the book value or fair market value) of the assets of Lakeland and its subsidiaries, taken as a whole; or

(3)           The issuance, sale, exchange, transfer, or other disposition by Lakeland of any of its securities.

The 66 2/3% voting requirement does not apply to transactions approved by a vote of 66 2/3% of the directors who were directors before the Related Person became a

Related Person.  Nor does it apply to any transaction solely between Lakeland and another corporation fifty (50%) percent or more of the voting stock of which is owned by Lakeland.

Article ELEVENTH of Lakeland’s Restated Certificate of Incorporation currently requires the affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland common stock in order to amend or repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation.  In light of the proposal to repeal Article TWELFTH of Lakeland’s Restated Certificate of Incorporation, the Simple Majority Vote Amendments also conforms Article ELEVENTH to reflect the repeal of Article TWELFTH and, accordingly, eliminates the supermajority voting requirement of Article ELEVENTH applicable to amendments to Article TWELFTH.

Effect of the Simple Majority Vote Amendments

The repeal of Article TWELFTH has two principal effects on stockholder voting: First, those transactions covered by Article TWELFTH that would otherwise require a stockholder vote under the DGCL would now generally only require the vote of the holders of a majority of Lakeland’s outstanding common stock, rather than an a 66 2/3% percent supermajority vote.  Second, the Lakeland Board of Directors will be able to effect, without obtaining stockholder approval, those transactions covered by Article TWELFTH that do not otherwise require stockholder approval under the DGCL.

Continued Applicability of Section 203 of the DGCL

Lakeland will continue to be subject to the protections of Section 203 of the DGCL without regard to whether the proposed amendments are approved.  Section 203 provides, in general, that a transaction constituting a "business combination" within the meaning of Section 203 involving a person owning 15 percent or more of Lakeland’s common stock (referred to as an "interested stockholder"), cannot be completed for a period of three years after the date the person became an interested stockholder unless the following occurs:

(1) the Lakeland Board approved either the business combination or the transaction that resulted in the person becoming an interested stockholder prior to such business combination or transaction,

(2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owned at least 85 percent of our outstanding voting stock (excluding shares owned by persons who are directors and also officers of Lakeland and shares owned by certain Lakeland employee benefit plans), or

(3) the business combination was approved by the Lakeland Board and by the affirmative vote of at least 66 2/3% of Lakeland’s outstanding common stock not owned by the interested stockholder.

Vote Required for Approval

The affirmative vote of at least 66 2/3% of the outstanding shares of Lakeland’s common stock entitled to vote at the Annual Meeting were required for approval of the Simple Majority Vote Amendments. While abstentions were counted as present at the Annual Meeting for purposes of this proposal, an abstention on the proposal was not an affirmative vote and, accordingly, abstentions will have the same effect as votes against the proposal. This proposal qualified for the broker “routine vote” under NASDAQ Marketplace Rules.  This permits brokers to vote FOR the proposal on behalf of any of their customers who do not return instructions.  Broker non-votes had no effect on the approval of this proposal.  Proxies that are granted without providing voting instructions were voted FOR the approval of this proposal.

Effective Time of the Simple Majority Vote Amendments

The Simple Majority Vote Amendments were approved by our stockholders on June 18, 2008 and thus, the Board of Directors will restate Lakeland’s Restated Certificate of Incorporation to reflect the Simple Majority Vote Amendments.  The resulting Amended and Restated Certificate of Incorporation (reflecting the Simple Majority Vote Amendments) will become effective upon being executed, acknowledged, filed and recorded with the Secretary of State of the State of Delaware in accordance with the DGCL, which Lakeland intends to undertake promptly following stockholder June 18, 2008 approval of the Simple Majority Vote Amendments.

Item 9.01	Financial Statements and Exhibits.

	(d)	The following had been filed as exhibits to this Form 8-K:

		10.1	Employment Agreement, dated April 13, 2008, between Lakeland Industries, Inc. and Christopher J. Ryan

		3.1	Lakeland Industries, Inc. Amended and Restated By-Laws, as amended and restated on June 18, 2008.

		5.03	Amendments to Lakeland’s Restated Certificate of Incorporation, as approved by Shareholders on June 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date:	June 20, 2008	By:	/s/ Christopher J. Ryan
			Name:	Christopher J. Ryan
			Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated April 13, 2008, between Lakeland Industries, Inc. and Christopher J. Ryan.

3.1	Lakeland Industries, Inc. Amended and Restated By-Laws as amended and restated on June 18, 2008.

5.03	Amendments to Lakeland’s Restated Certificate of Incorporation, as approved by Shareholders on June 18, 2008.